CONTRACT FOR EMPLOYMENT

         TELEGEN CORPORATION, a California corporation, located at 353 Vintage Park Drive, Suite H, Foster City, California, hereinafter referred to as Employer, and BONNIE CRYSTAL, hereinafter referred to as the Employee, in consideration of the mutual promises made herein, agree as of May 4, 1990, as follows:
                              ARTICLE 1. EMPLOYMENT

         SECTION 1.01. Employer hereby employs Employee and Employee hereby accepts employment with Employer until terminated as provided herein beginning on May 4, 1990.

         SECTION 1.02. This agreement may be terminated earlier as hereinafter provided [notwithstanding the provisions of SECTION 1.01, above].

                          ARTICLE 2. DUTIES OF EMPLOYEE

         SECTION 2.01. The Employer desires to retain the Employee to undertake a variety of hardware/firmware design and development and/or other technical duties as may be determined by Employer from time to time.

         SECTION 2.02. It is hereby agreed that the Employer does retain and employ the said Employee subject to the following terms, conditions, and stipulations:

         a. the Employee agrees that to the best of Employee's ability and experience Employee will at all times loyally and conscientiously perform all of the duties and obligations either expressly or implicitly required of Employee by the terms and conditions of this agreement;

         b. the Employee's performance of the duties hereunder shall, at all times, be rendered to Employees reasonable satisfaction. The Employee expressly agrees that Employer shall be the sole judge as to whether the services of Employee are satisfactory.

                             ARTICLE 3. COMPENSATION

         SECTION 3.01.  Employer  shall  pay  Employee  such   compensation  for
services as may be rendered under this contract, as may be determined in the sole discretion of the President of the corporation,

                            ARTICLE 4. NONCOMPETITION

         SECTION 4.01. During the term of this contract Employee shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with the business of Employer.

         SECTION 4.02. Employee acknowledges and agrees that the sale or unauthorized use or disclosure of any of Employees trade secrets obtained by Employee during employment with Employer, including information concerning Employees current products and any future or proposed products or services, the facts that those products or J services are planned, under consideration, or in production, as well as any descriptions of the features of those products or services constitute unfair competition. Employee promises and agrees not to engage in any unfair competition with Employer either during the term of this agreement or within five (5) years thereafter.

         SECTION 4.03. In the event that Employee breaches the foregoing obligation not to compete, the Employee shall be enjoined from engaging in any further competitive activity and shall be liable to Employer for any reasonable damages for any such breach occurring prior to the issuance of an injunction.

                      ARTICLE 5. OWNERSHIP OF WORK PRODUCT

         SECTION 5.01. Notwithstanding any statutory, regulatory, and/or public policy considerations to the contrary, Employee agrees that any and all intellectual properties, including but not limited to all ideas, concepts, themes, inventions, designs, improvements and discoveries conceived, developed or written by Employee, either individually or jointly in collaboration with others, during the term of Employee's employment with Employer shall be the sole and separate property of Employer.

         SECTION 5.02. Employee further agrees that the understanding set forth in subparagraph 5.01 above constitutes a complete and express waiver by Employee of any and all rights to the intellectual property described therein.

         SECTION 5.03. Employee will, upon reasonable request, execute such documents as are requested to effectuate the terms of this Contract.

                           ARTICLE 6. INDEMNIFICATION

         SECTION 6.01. Employee shall indemnify and save Employer harmless from all liability from loss, damage, or injury to persons or property resulting from the negligence or misconduct of the Employee.

                             ARTICLE 7. TERMINATION

         SECTION 7.01. If Employee willfully breaches or habitually neglects the duties that Employee is required to perform under the terms of this agreement, or demonstrates continued incapacity to perform those duties, Employer may at its option terminate this agreement by giving written notice of termination to Employee without prejudice to any other remedy to which Employer may be entitled either at law, in equity, or under this agreement.

         SECTION 7.02.  This  agreement  shall  terminate   immediately  on  the
occurrence of any one of the following events:

         (1) The occurrence of circumstances that make it impossible or impracticable for the business of Employer to be continued.

         (2)  The death of the Employee.

         (3)  The loss by the Employee of legal capacity.

         (4)  The loss by Employer of legal capacity to contract.

         (5)  The death or dissolution of Employer.

         SECTION 7.03. The employment of Employee shall continue only as long as the services rendered by Employee are satisfactory to Employer, regardless of any other provision contained in this agreement. Employer shall be the sole judge as to whether the services of Employee are satisfactory provided, however, that Employees determination with respect to Employee's services are exercised reasonably and in good faith.

         SECTION 7.04. In the event that this agreement is terminated prior to the completion of the term of employment specified herein, Employee shall automatically and completely forfeit any rights that Employee may have for the balance of the fiscal year during which termination of this agreement occurs.

                             ARTICLE 8. ARBITRATION

         SECTION 8.01. Any controversy or claim arising out of or relating to this agreement, or the breach thereof shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment on the award rendered may be entered in any court having jurisdiction.

         SECTION 8.02. Arbitration shall comply with and be governed by the provisions of the California Arbitration Act, Sections 1280 through 1294.2 of the California Code of Civil Procedure, which is incorporated herein by reference.

         SECTION 8.03. Employer and Employee shall each appoint one person to hear and determine the dispute and, if the two persons so selected are unable to agree, those two persons shall select a third impartial arbitrator whose decision shall be final and conclusive upon both parties.

         SECTION 8.04. The cost of arbitration shall be borne by the losing party or in such proportions as the arbitrator decides.

         SECTION 8.05. The result of arbitration hereunder shall be binding upon the parties.

                          ARTICLE 9. CORPORATE POLICIES

         SECTION 9.01. From time to time Employer shall institute company-wide policies affecting all of its employees. Employee shall abide by and conform to those policies.

         SECTION 9.02. Employee shall be enrolled in the Employers medical plan with the costs thereof for Employee paid by Employer, and the cost thereof for any dependents of Employee enrolled in the plan paid by the Employee.

         SECTION 9.03. Employee shall be granted up to 10 days of sick leave per year, accruing ratably over the term of employment, and. two weeks of paid vacation per year, accruing ratable during the year, and available to be taken only after completion of the first six months of employment.

                      ARTICLE 10. RULES GOVERNING AGREEMENT

         SECTION 10.01. Except as expressly provided for herein, nothing in this agreement shall constitute or be deemed construed to be a waiver or release by the parties of any rights, claims, causes of action, defenses or offsets against any other person or entity not a party of this agreement.

         SECTION 10.02. The parties agree not to communicate the terms of this agreement to any person or entity not a party to this agreement, except as provided in this paragraphThe parties may disclose the terms of this agreement to their next of kin, attorneys, accountants (to the extent required to comply with any law or regulation), auditors, law enforcement agencies, governmental bodies or regulators or tax authorities.

         SECTION 10.03. This agreement shall be interpreted and governed by the laws of the State of California. Venue and jurisdiction for any dispute arising out of this agreement shall be in the Superior Court of the State of California for the County of San Mateo.

         SECTION 10.04. In the execution of this agreement and the negotiations leading thereto, each party was offered the opportunity to be represented by counsel of its own selection during such negotiations. Prior to the execution of this agreement by each party, the party's attorney, if any retained, reviewed this agreement and made all desirable changes, and advised the party with respect to the advisability of executing this agreement. Accordingly, the normal rule of construction providing that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation or construction of this agreement.

         SECTION 10.05. This agreement, and the language herein, shall be construed as a whole according to its fair meaning, and not strictly for or against any of the parties.

         SECTION 10.06. This agreement may be executed in counterparts which, taken together, shall constitute one and the same agreement and shall be effective as of the date first written above.

         SECTION 10.07. This agreement is the sole, only, entire, and complete Agreement of the parties relating in any way to the subject matter hereof. No statements, promises, or representations have been made by any party to another or are relied upon, and no consideration has been or is offered, promised, expected, or held out other than that constituted by this agreement. The conditions precedent to the effectiveness of this agreement exist other than as may be expressly provided herein. All prior discussions and negotiations have been and are merged and integrated into and are superseded by this agreement. This agreement may not be altered, amended or modified except by a writing which expressly refers to this agreement and is signed subsequent to the execution of this agreement by the party or parties to any such authorization, amendment or modification.

         SECTION 10.08. This agreement, and each and every portion thereof, shall be binding on the successors and assigns of the parties hereto, but the same shall not be assigned by the Employee without written consent of the Employer.

         The parties hereto having first read and understood the foregoing terms and conditions of this Contract for Employment, executed the same at Foster City, California.



DATED:
          ---------------------                        ------------------------
                                                       BONNIE CRYSTAL, EMPLOYEE


DATED:    ---------------------                        ------------------------
                                                       JESSICA L. STEVENS
                                                       Chief Executive Officer
                                                       TELEGEN CORPORATION

-------------------------------